National Vision Holdings, Inc. Reports Third Quarter 2019 Financial Results;
Raises Fiscal 2019 Outlook

•	Net revenue increased 11.5% to $431.9 million

•	71st consecutive quarter of positive comparable store sales growth

•	Comparable store sales growth of 5.7%; Adjusted comparable store sales growth of 6.2%

•	Net income of $1.2 million; Adjusted net income increased 65.8% to $14.5 million

•	Adjusted EBITDA increased 24.7% to $47.9 million

•	Diluted EPS of $0.01; Adjusted diluted EPS increased 62.0% to $0.18

Duluth, Ga. -- November 7, 2019 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today reported its financial results for the third quarter ended September 28, 2019.
Reade Fahs, chief executive officer, stated, “We are very pleased with our third quarter and year-to-date results. We experienced strong operating momentum throughout the third quarter with double-digit gains in net revenue and adjusted EBITDA growth. The National Vision team delivered its 71st consecutive quarter of positive comparable store sales growth, which demonstrates the consistency and predictability of our business model. These results reflect the ongoing strength of our attractive value proposition that continued to resonate with patients and customers. We opened 17 stores in the quarter, and are on track to achieve our 2019 store opening plans. As 2019 comes to a close, we remain excited about our potential growth opportunities in U.S. value optical retail.”
Adjusted comparable store sales growth, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Third Quarter 2019 Summary

•
Net revenue increased 11.5% to $431.9 million from $387.4 million for the third quarter of 2018. Net revenue was negatively impacted by approximately 80 basis points due to the timing of unearned revenue.

•	Comparable store sales growth was 5.7% and adjusted comparable store sales growth was 6.2% for the third quarter of 2019.

•	The Company opened 17 new stores, and ended the quarter with 1,145 stores. Overall, store count grew 7.3% from September 29, 2018 to September 28, 2019.

•
Costs applicable to revenue increased 12.0% to $204.5 million from $182.6 million for the third quarter of 2018. As a percentage of net revenue, costs applicable to revenue increased 20 basis points to 47.3% from 47.1% for the third quarter of 2018. This increase as a percentage of net revenue was primarily driven by increased net revenue from AC Lens contact lens distribution business growth. Additionally, higher eyeglass margin and a higher mix of exam sales were partially offset by higher optometrist costs.

•
Selling, general and administrative expenses (“SG&A”) increased 2.8% to $190.3 million from $185.0 million for the third quarter of 2018. As a percentage of net revenue, SG&A decreased 370 basis points to 44.1% from 47.8% for the third quarter of 2018. This decrease as a percentage of net revenue was primarily driven by lower stock compensation expense and cash expenses pursuant to an incentive plan for non-executive employees, increased net revenue from AC Lens contact lens distribution business growth, and store payroll and advertising leverage.

•	Net income was $1.2 million compared to net income of $5.2 million for the third quarter of 2018. Diluted earnings per share was $0.01 compared to $0.06 for the third quarter of 2018.

•
Adjusted net income increased 65.8% to $14.5 million compared to $8.7 million for the third quarter of 2018. Adjusted diluted EPS increased 62.0% to $0.18 per diluted share compared to $0.11 per diluted share for the third quarter of 2018. The net change in margin on unearned revenue negatively impacted year-over-year adjusted net income growth by 2,100 basis points.

•
Adjusted EBITDA increased 24.7% to $47.9 million compared to $38.4 million for the third quarter of 2018. The net change in margin on unearned revenue negatively impacted year-over-year adjusted EBITDA growth by 650 basis points. Adjusted EBITDA margin increased 120 basis points to 11.1% from 9.9% for the third quarter of 2018, primarily due to higher eyeglass margin, and store payroll and advertising leverage, partially offset by increased net revenue from AC Lens contact lens distribution business growth and the net change in margin on unearned revenue.

Nine-Month Period Highlights

•	Net revenue increased 12.0% to $1.3 billion from $1.2 billion for the same period of 2018. Net revenue was negatively impacted by 60 basis points due to the timing of unearned revenue.

•	Comparable store sales growth was 5.5% and adjusted comparable store sales growth was 5.6%.

•	The Company opened 67 new stores, closed 4 stores and ended the quarter with 1,145 stores. Overall, store count grew 7.3% from September 29, 2018 to September 28, 2019.

•
Costs applicable to revenue increased 14.6% to $619.0 million from $540.1 million for the same period of 2018. As a percentage of net revenue, costs applicable to revenue increased 110 basis points to 46.8% from 45.7% for the same period of 2018. This increase as a percentage of net revenue was primarily driven by increased net revenue from AC Lens contact lens distribution business growth. Additionally, higher eyeglass margin and a higher mix of exam sales were offset by higher optometrist costs.

•
SG&A increased 8.7% to $566.4 million from $521.3 million for the same period of 2018. As a percentage of net revenue, SG&A decreased 130 basis points to 42.8% from 44.1% for the same period of 2018. This decrease as a percentage of net revenue was primarily driven by increased net revenue from AC Lens contact lens distribution business growth and store payroll leverage.

•	Net income was $28.9 million compared to net income of $42.1 million for the same period of 2018. Diluted EPS was $0.35 compared to $0.54 per share for the same period of 2018.

•
Adjusted net income increased 12.9% to $57.4 million compared to $50.9 million for the same period of 2018. Adjusted diluted EPS increased 8.8% to $0.70 per diluted share compared to $0.65 per diluted share for the same period of 2018. The net change in margin on unearned revenue negatively impacted year-over-year adjusted net income growth by 740 basis points.

•
Adjusted EBITDA increased 10.6% to $161.1 million compared to $145.6 million for the same period of 2018. The net change in margin on unearned revenue negatively impacted year-over-year adjusted EBITDA growth by 350 basis points. Adjusted EBITDA margin decreased to 12.2% from 12.3% for the same period of 2018.

Balance Sheet and Cash Flow Highlights as of September 28, 2019

•
The Company’s cash balance was $94.1 million as of September 28, 2019. The Company had $148.0 million in borrowings under its $300.0 million first lien revolving credit facility, exclusive of letters of credit of $5.5 million.

•	Total debt was $598.0 million as of September 28, 2019, consisting of outstanding first lien term loans, first lien revolving credit facility and finance lease obligations.

•
On July 18, 2019, the Company amended its credit agreement to establish new first lien term loans ("Term Loan") and a new revolving credit facility, and used $568 million in proceeds from the Term Loan and new revolving credit facility to repay all outstanding loans under the existing credit agreement.

•	Cash flows from operating activities for the first nine months of 2019 were $170.9 million compared to $116.0 million for the same period of 2018.

•	Capital expenditures for the first nine months of 2019 totaled $76.5 million compared to $78.8 million for the same period of 2018.

•
On August 12, 2019, the Company completed a secondary offering pursuant to which KKR Vision Aggregator L.P. sold 9,149,908 shares of the Company's common stock in an underwritten offering. The Company did not receive any proceeds from the offering. Concurrent with the secondary offering, the Company repurchased 819,134 shares of common stock for an aggregate of $25.0 million. As a result of the underwritten offering and the share repurchase, KKR no longer owns any shares of the Company's common stock.

Recent Developments

•	On October 31, 2019, the Company used cash on hand to make a $25.0 million voluntary prepayment of outstanding principal under the Term Loan of its credit agreement.

Fiscal 2019 Outlook
The Company updates its outlook for the fiscal year ending December 28, 2019, as follows:

	Updated Fiscal 2019 Outlook	Prior Fiscal 2019 Outlook
New Stores	~75 New Stores	~75 New Stores
Adjusted Comparable Store Sales Growth	5 - 5.5%	3 - 5%
Net Revenue[1]	$1.705 - $1.712 billion	$1.675 - $1.705 billion
Adjusted EBITDA	$189 - $192 million	$186 - $191 million
Adjusted Net Income	$56.5 - $58.5 million	$53.5 - $56.5 million
Depreciation and Amortization	$87 - $88 million	$88 - $90 million
Interest[2]	$34 - $35 million	$34 - $35 million
Tax Rate[3]	~26.0%	~26.0%
Capital Expenditures	$102 - $105 million	$100 - $105 million

1 - Includes approximately $27 million in incremental net revenue from AC Lens contact lens distribution business growth
2 - Updated for debt refinancing in second quarter 2019 earnings release
3 - Excluding the impact of stock option exercises

The fiscal 2019 outlook information provided above includes Adjusted EBITDA and Adjusted Net Income guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The fiscal 2019 outlook information provided above is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material.

Conference Call Details
A conference call to discuss the third quarter 2019 financial results is scheduled for today, November 7, 2019, at 10:00 a.m. Eastern Time. The U.S. toll free dial-in for the conference call is 866-754-6931 and the international dial-in is 636-812-6625. The conference passcode is 8077817. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call.

A telephone replay will be available shortly after the broadcast through Thursday, November 14, 2019, by dialing 855-859-2056 from the U.S. or 404-537-3406 from international locations, and entering conference passcode 8077817. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

About National Vision Holdings, Inc
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with over 1,100 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eyecare and eyewear more affordable and accessible, the Company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eyecare needs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under "Fiscal 2019 Outlook" as well as other statements related to our expectations regarding the performance of our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. You can identify these forward looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including our ability to open and operate new stores in a timely and cost-effective manner and to successfully enter new markets; our ability to recruit and retain vision care professionals for our stores; our relationships with managed vision care companies, vision insurance providers and other third-party payors; our operating relationships with our host and legacy partners; state, local and federal vision care and healthcare laws and regulations; our ability to maintain sufficient levels of cash flow from our operations to grow; the risk of loss or disruption in our distribution centers and optical laboratories; risks associated with vendors and suppliers from whom our products are sourced; macroeconomic factors and other factors impacting consumer spending beyond the Company’s control; competition in the optical retail industry; our dependence on a limited number of suppliers; risks associated with information technology systems and the security of personal information and payment card data collected by us and our vendors; any failure, inadequacy, interruption, security failure or breach of our information technology systems; our growth strategy’s impact on our existing resources and performance of our existing stores; our ability to retain senior management and attract new personnel; our ability to manage costs; the success of our marketing, advertising and promotional efforts; risks associated with leasing substantial amounts of space; technological advances that may reduce demand for our products; product liability, product recall or personal injury issues; risks associated with managed vision care laws and regulations; our increasing reliance on third-party coverage and reimbursement; issues regarding inventory management; risks related to our e-commerce business; seasonal fluctuations in our business; we may incur losses arising from our investments in technological innovators in the optical retail industry; legal regulatory risks, including adverse judgments or settlements from legal proceedings; our ability to protect our intellectual property; the impact our leverage has on our ability to raise additional capital to fund our operations; risks related to our debt agreements, including restrictions that may limit our flexibility in operating our business; our ability to generate sufficient cash flow to satisfy our significant debt service obligations; our dependence on subsidiaries to fund all of our operations and expenses; risks associated with maintaining the requirements of being a public company, and risks related to our common stock, including our ability to comply with requirements to maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted EPS,” “Adjusted SG&A” and “Adjusted SG&A Percent of Net Revenue.” We believe EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted SG&A and Adjusted SG&A Percent of Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.

EBITDA: We define EBITDA as net income, plus interest expense, income tax provision (benefit) and depreciation and amortization.

Adjusted EBITDA: We define Adjusted EBITDA as EBITDA, further adjusted to exclude stock compensation expense, loss on extinguishment of debt, asset impairment, new store pre-opening expenses, non-cash rent, secondary offering expenses, management realignment expenses, long-term incentive plan expense, and other expenses.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue.

Adjusted Net Income: We define Adjusted Net Income as net income, plus stock compensation expense, loss on extinguishment of debt, asset impairment, new store pre-opening expenses, non-cash rent, secondary offering expenses, management realignment expenses, long-term incentive plan expense, other expenses, amortization of acquisition intangibles and deferred financing costs, tax benefit of stock option exercises, less the tax effect of these adjustments.

Adjusted Diluted EPS: We define Adjusted Diluted EPS as Adjusted Net Income divided by weighted average diluted common shares outstanding.

Adjusted SG&A: We define Adjusted SG&A as SG&A, adjusted to exclude stock compensation expense, new store pre-opening expenses, non-cash rent, secondary offering expenses, management realignment expenses, long-term incentive plan expense, and other expenses except for the share of losses on equity method investments.

Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue as Adjusted SG&A divided by net revenue.

Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation in their 13th full month; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are ignored when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue, and Adjusted Comparable Store Sales Growth are not recognized terms under GAAP and should not be considered as an alternative to net income, the ratio of net income to net revenue as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of September 28, 2019 and December 29, 2018
In Thousands, Except Par Value Information
(Unaudited)

ASSETS	As of September 28, 2019	As of December 29, 2018
Current assets:
Cash and cash equivalents	$94,086	$17,132
Accounts receivable, net	50,655	50,735
Inventories	111,894	116,022
Prepaid expenses and other current assets	22,014	30,815
Total current assets	278,649	214,704

Property and equipment, net	372,069	355,117
Other assets:
Goodwill	777,613	777,613
Trademarks and trade names	240,547	240,547
Other intangible assets, net	58,792	64,532
Right of use assets	344,179	—
Other assets	6,575	8,876
Total non-current assets	1,799,775	1,446,685
Total assets	$2,078,424	$1,661,389
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,337	$43,642
Other payables and accrued expenses	101,556	81,004
Unearned revenue	29,224	27,295
Deferred revenue	57,231	52,144
Current maturities of long-term debt and finance lease obligations	13,736	7,567
Current operating lease obligations	56,814	—
Total current liabilities	303,898	211,652

Long-term debt and finance lease obligations, less current portion and debt discount	584,250	570,545
Non-current operating lease obligations	326,492	—
Other non-current liabilities:
Deferred revenue	22,115	20,134
Other liabilities	13,407	53,964
Deferred income taxes, net	62,791	61,940
Total other non-current liabilities	98,313	136,038
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 79,920 and 78,246 shares issued as of September 28, 2019 and December 29, 2018, respectively; 79,022 and 78,167 shares outstanding as of September 28, 2019 and December 29, 2018, respectively	800	782
Additional paid-in capital	693,541	672,503
Accumulated other comprehensive loss	(4,921)	(2,810)
Retained earnings	103,212	74,840
Treasury stock, at cost; 898 and 79 shares as of September 28, 2019 and December 29, 2018, respectively	(27,161)	(2,161)
Total stockholders’ equity	765,471	743,154
Total liabilities and stockholders’ equity	$2,078,424	$1,661,389

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
For the Three and Nine Months Ended September 28, 2019 and September 29, 2018
In Thousands, Except Earnings Per Share
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenue:
Net product sales	$355,789	$319,312	$1,096,482	$977,497
Net sales of services and plans	76,113	68,113	226,086	203,435
Total net revenue	431,902	387,425	1,322,568	1,180,932
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	144,518	130,951	444,177	389,560
Services and plans	59,984	51,637	174,801	150,541
Total costs applicable to revenue	204,502	182,588	618,978	540,101
Operating expenses:
Selling, general and administrative	190,290	185,028	566,444	521,344
Depreciation and amortization	22,336	19,344	63,570	54,783
Asset impairment	3,516	2,137	7,387	2,137
Other expense, net	146	411	975	829
Total operating expenses	216,288	206,920	638,376	579,093
Income (loss) from operations	11,112	(2,083)	65,214	61,738
Interest expense, net	7,873	9,407	25,902	28,144
Loss on extinguishment of debt	9,786	—	9,786	—
Earnings (loss) before income taxes	(6,547)	(11,490)	29,526	33,594
Income tax provision (benefit)	(7,739)	(16,661)	647	(8,499)
Net income	$1,192	$5,171	$28,879	$42,093

Earnings per share:
Basic	$0.02	$0.07	$0.37	$0.56
Diluted	$0.01	$0.06	$0.35	$0.54
Weighted average shares outstanding:
Basic	78,474	76,118	78,387	75,361
Diluted	81,561	79,710	81,510	78,571

Comprehensive income:
Net income	$1,192	$5,171	$28,879	$42,093
Unrealized gain (loss) on hedge instruments	681	2,267	(2,837)	11,842
Tax provision (benefit) of unrealized gain (loss) on hedge instruments	175	580	(727)	3,033
Comprehensive income	$1,698	$6,858	$26,769	$50,902

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 28, 2019 and September 29, 2018
In Thousands
(Unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income	$28,879	$42,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,570	54,783
Amortization of loan costs	1,071	1,287
Asset impairment	7,387	2,137
Deferred income tax (benefit) expense	651	(8,696)
Stock based compensation expense	10,840	13,749
Inventory adjustments	3,065	2,491
Bad debt expense	6,265	4,981
Loss on extinguishment of debt	9,786	—
Other	1,963	1,555
Changes in operating assets and liabilities:
Accounts receivable	(6,023)	(663)
Inventories	1,063	(10,620)
Other assets	11,373	381
Accounts payable	1,694	(4,823)
Deferred revenue	7,068	6,235
Other liabilities	22,286	11,062
Net cash provided by operating activities	170,938	115,952
Cash flows from investing activities:
Purchase of property and equipment	(76,472)	(78,813)
Other	564	136
Net cash used for investing activities	(75,908)	(78,677)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discounts	566,550	—
Proceeds from exercise of stock options	9,992	14,032
Principal payments on long-term debt	(564,300)	(4,275)
Purchase of treasury stock	(25,000)	(900)
Payments on finance lease obligations	(2,054)	(1,256)
Payments of debt issuance costs	(2,930)	—
Net cash provided by (used for) financing activities	(17,742)	7,601
Net change in cash, cash equivalents and restricted cash	77,288	44,876
Cash, cash equivalents and restricted cash, beginning of year	17,998	5,193
Cash, cash equivalents and restricted cash, end of period	$95,286	$50,069

Supplemental cash flow disclosure information:
Cash paid for interest	$25,182	$28,988
Property and equipment accrued at the end of the period	$13,808	$9,060
Right of use assets acquired under finance leases	$9,551	$9,722
Right of use assets acquired under operating leases	$84,643	$—

The following table provides a reconciliation of cash and cash equivalents reported within the condensed consolidated balance sheets to the total of cash, cash equivalents and restricted cash shown above:

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash and cash equivalents	$94,086	$48,881
Restricted cash included in other assets	1,200	1,188
Total cash, cash equivalents and restricted cash	$95,286	$50,069

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three and Nine Months Ended September 28, 2019 and September 29, 2018
In Thousands, Except Per Share Information
(Unaudited)

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
	Three Months Ended				Nine Months Ended
In thousands	September 28, 2019		September 29, 2018		September 28, 2019		September 29, 2018
Net income	$1,192	0.3%	$5,171	1.3%	$28,879	2.2%	$42,093	3.6%
Interest expense	7,873	1.8%	9,407	2.4%	25,902	2.0%	28,144	2.4%
Income tax provision (benefit)	(7,739)	(1.8)%	(16,661)	(4.3)%	647	—%	(8,499)	(0.7)%
Depreciation and amortization	22,336	5.2%	19,344	5.0%	63,570	4.8%	54,783	4.6%
EBITDA	23,662	5.5%	17,261	4.5%	118,998	9.0%	116,521	9.9%

Stock compensation expense (a)	6,123	1.4%	10,629	2.7%	10,840	0.8%	13,749	1.2%
Loss on extinguishment of debt (b)	9,786	2.3%	—	—%	9,786	2.3%	—	—%
Asset impairment (c)	3,516	0.8%	2,137	0.6%	7,387	0.6%	2,137	0.2%
New store pre-opening expenses (d)	848	0.2%	512	0.1%	2,862	0.2%	1,742	0.1%
Non-cash rent (e)	537	0.1%	661	0.2%	2,386	0.2%	1,934	0.2%
Secondary offering expenses (f)	401	0.1%	702	0.2%	406	—%	1,842	0.2%
Management realignment expenses (g)	—	—%	—	—%	2,155	0.2%	—	—%
Long-term incentive plan expense (h)	1,108	0.3%	4,611	1.2%	1,830	0.1%	4,611	0.4%
Other (i)	1,956	0.5%	1,927	0.5%	4,423	0.3%	3,112	0.3%
Adjusted EBITDA/ Adjusted EBITDA Margin	$47,937	11.1%	$38,440	9.9%	$161,073	12.2%	$145,648	12.3%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding. Some of the percentage totals in the table above do not foot due to rounding differences

Reconciliation of Net Income to Adjusted Net Income
	Three Months Ended		Nine Months Ended
In thousands	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income	$1,192	$5,171	$28,879	$42,093
Stock compensation expense (a)	6,123	10,629	10,840	13,749
Loss on extinguishment of debt (b)	9,786	—	9,786	—
Asset impairment (c)	3,516	2,137	7,387	2,137
New store pre-opening expenses (d)	848	512	2,862	1,742
Non-cash rent (e)	537	661	2,386	1,934
Secondary offering expenses (f)	401	702	406	1,842
Management realignment expenses (g)	—	—	2,155	—
Long-term incentive plan expense (h)	1,108	4,611	1,830	4,611
Other (i)	1,956	1,927	4,423	3,112
Amortization of acquisition intangibles and deferred financing costs (j)	2,031	2,279	6,625	6,840
Tax benefit of stock option exercises (k)	(6,303)	(13,900)	(7,683)	(17,966)
Tax effect of total adjustments (l)	(6,734)	(6,005)	(12,467)	(9,207)
Adjusted Net Income	$14,461	$8,724	$57,429	$50,887

Reconciliation of Diluted EPS to Adjusted Diluted EPS
	Three Months Ended		Nine Months Ended
In thousands	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Diluted EPS	$0.01	$0.06	$0.35	$0.54
Stock compensation expense (a)	0.08	0.13	0.13	0.17
Loss on extinguishment of debt (b)	0.12	—	0.12	—
Asset impairment (c)	0.04	0.03	0.09	0.03
New store pre-opening expenses (d)	0.01	0.01	0.04	0.02
Non-cash rent (e)	0.01	0.01	0.03	0.02
Secondary offering expenses (f)	—	0.01	—	0.02
Management realignment expenses (g)	—	—	0.03	—
Long-term incentive plan expense (h)	0.01	0.06	0.02	0.06
Other (i)	0.02	0.02	0.05	0.04
Amortization of acquisition intangibles and deferred financing costs (j)	0.02	0.03	0.08	0.09
Tax benefit of stock option exercises (k)	(0.08)	(0.17)	(0.09)	(0.23)
Tax effect of total adjustments (l)	(0.08)	(0.08)	(0.15)	(0.12)
Adjusted Diluted EPS	$0.18	$0.11	$0.70	$0.65

Weighted average diluted shares outstanding	81,561	79,710	81,510	78,571
Note: Some of the totals in the table above do not foot due to rounding differences

Reconciliation of SG&A to Adjusted SG&A and Adjusted SG&A Percent of Net Revenue
	Three Months Ended				Nine Months Ended
In thousands	September 28, 2019		September 29, 2018		September 28, 2019		September 29, 2018
SG&A	$190,290	44.1%	$185,028	47.8%	$566,444	42.8%	$521,344	44.1%
Stock compensation expense (a)	6,123	1.4%	10,629	2.7%	10,840	0.8%	13,749	1.2%
New store pre-opening expenses (d)	848	0.2%	512	0.1%	2,862	0.2%	1,742	0.1%
Non-cash rent (e)	537	0.1%	661	0.2%	2,386	0.2%	1,934	0.2%
Secondary offering expenses (f)	401	0.1%	702	0.2%	406	—%	1,842	0.2%
Management realignment expenses (g)	—	—%	—	—%	2,155	0.2%	—	—%
Long-term incentive plan expense (h)	1,108	0.3%	4,611	1.2%	1,830	0.3%	4,611	0.4%
Other (m)	1,727	0.4%	1,278	0.3%	3,187	0.2%	1,856	0.2%
Adjusted SG&A/ Adjusted SG&A Percent of Net Revenue	$179,546	41.6%	$166,635	43.0%	$542,778	41.0%	$495,610	42.0%
Note: Percentages reflect line item as a percentage of net revenue

(a)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.

(b)	Reflects write-off of deferred financing fees related to the extinguishment of debt.

(c)	Reflects write-off of property and equipment on closed or underperforming stores for the three and nine months ended September 28, 2019.

(d)
Pre-opening expenses, which include marketing and advertising, labor and occupancy expenses incurred prior to opening a new store, are generally higher than comparable expenses incurred once such store is open and generating revenue. We believe that such higher pre-opening expenses are specific in nature and are not indicative of ongoing core operating performance. We adjust for these costs to facilitate comparisons of store operating performance from period to period.

(e)	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under GAAP exceeds or is less than our cash rent payments.

(f)	Expenses related to our secondary public offerings for the three and nine months ended September 28, 2019 and September 29, 2018, respectively.

(g)	Expenses related to a non-recurring realignment of management described in the Current Report on Form 8-K filed with the SEC on January 10, 2019.

(h)
Expenses pursuant to a long-term incentive plan for non-executive employees who were not participants in the management equity plan. This plan was effective in 2014 following the acquisition of the Company by affiliates of KKR & Co. Inc. (the "KKR Acquisition").

(i)
Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted EBITDA and Adjusted Net Income), including our share of losses on equity method investments of $0.2 million and $0.4 million for the three months ended September 28, 2019 and September 29, 2018 and $1.2 million and $1.0 million for the nine months ended September 28, 2019 and September 29, 2018 respectively; the amortization impact of the KKR Acquisition-related adjustments (e.g., fair value of leasehold interests) of $0.1 million and $0.2 million for the three months ended September 28, 2019 and September 29, 2018 and $0.3 million for each of the nine months ended September 28, 2019 and September 29, 2018, respectively; differences between the timing of expense versus cash payments related to contributions to charitable organizations of $(0.3) million and $(0.8) million for the three and nine months ended September 29, 2018, respectively; costs of severance and relocation of $1.0 million and $0.3 million for the three months ended September 28, 2019 and September 29, 2018 and $1.8 million and $0.9 million for the nine months ended September 28, 2019 and September 29, 2018, respectively; excess payroll taxes related to stock option exercises of $0.5 million and $0.9 million for the three months ended September 28, 2019 and September 29, 2018 and $0.6 million and $1.2 million for the nine months ended September 28, 2019 and September 29, 2018, respectively; and other expenses and adjustments totaling $0.2 million and $0.4 million for the three months ended September 28, 2019 and September 29, 2018 and $0.5 million for each of the nine months ended September 28, 2019 and September 29, 2018, respectively.

(j)
Amortization of the increase in carrying values of definite-lived intangible assets resulting from the application of purchase accounting to the KKR Acquisition of $1.9 million for each of the three months ended September 28, 2019 and September 29, 2018 and $5.6 million for each of the nine months ended September 28, 2019 and September 29, 2018. Amortization of deferred financing costs is primarily associated with the March 2014 term loan borrowings in connection with the KKR Acquisition and, to a lesser extent, amortization of debt discounts associated with the May 2015 and February 2017 incremental First Lien - Term Loan B and the November 2017 First Lien - Term Loan B refinancing, aggregating to $0.2 million and $0.4 million for the three months ended September 28, 2019 and September 29, 2018 and $1.1 million and $1.3 million for the nine months ended September 28, 2019 and September 29, 2018.

(k)
Tax benefit associated with accounting guidance adopted at the beginning of fiscal year 2017 (Accounting Standards Update 2016-09, Compensation - Stock Compensation), requiring excess tax benefits to be recorded in earnings as discrete items in the reporting period in which they occur.

(l)	Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates.

(m)
Reflects other expenses in (i) above, except for our share of losses on equity method investments of $0.2 million and $0.4 million for the three months ended September 28, 2019 and September 29, 2018 and $1.2 million and $1.0 million for the nine months ended September 28, 2019 and September 29, 2018, respectively and facility opening expenses of $0.3 million for each of the three and nine months ended September 29, 2018, which are non-SG&A expenses.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth (a)
	Three Months Ended September 28, 2019	Three Months Ended September 29, 2018	Nine Months Ended September 28, 2019	Nine Months Ended September 29, 2018	2019 Outlook
Owned & Host segment
America’s Best	6.7%	8.4%	6.5%	7.6%
Eyeglass World	5.2%	8.9%	5.7%	8.2%
Military	2.5%	(2.4)%	(0.7)%	(1.5)%
Fred Meyer	(2.8)%	(5.7)%	(6.1)%	1.9%
Legacy segment(b)	5.7%	0.0%	2.5%	2.5%

Total comparable store sales growth	5.7%	7.0%	5.5%	7.4%	5 - 5.5%
Adjusted comparable store sales growth(c)	6.2%	6.8%	5.6%	6.6%	5 - 5.5%

(a)
We calculate total comparable store sales based on consolidated net revenue excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 10. “Segment Reporting” in our unaudited condensed consolidated financial statements included in Part 1. Item 1. in our Quarterly Report on Form 10-Q, with the exception of the legacy segment, which is adjusted as noted in clause (c) (ii) below.

(b)
As a result of changes in applicable California law, certain optometrists employed by FirstSight Vision Services Inc. (“FirstSight”) were transferred to a professional corporation that contracts directly with our legacy segment in the fourth quarter of 2018, similar to optometrist transfers that occurred in the third quarter of 2017. Incremental eye exam revenue as a result of these changes in operations at FirstSight drove a favorable impact to comparable store sales growth in the Legacy segment of approximately 200 basis points for the three months ended September 28, 2019, and favorable impact of 190 basis points and 140 basis points for the nine months ended September 28, 2019 and September 29, 2018, respectively.

(c)
There are two differences between total comparable store sales growth based on consolidated net revenue and adjusted comparable store sales growth: (i) adjusted comparable store sales growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in a decrease of 0.6% and 0.1% from total comparable store sales growth based on consolidated net revenue for the three months ended September 28, 2019 and September 29, 2018, respectively, and an increase of 0.3% and a decrease of 0.7% from total comparable store sales growth based on consolidated net revenue for the nine months ended September 28, 2019 and September 29, 2018, respectively, and (ii) adjusted comparable store sales growth includes retail sales to the legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement with the legacy partner), resulting in a decrease of 0.1% from total comparable store sales growth based on consolidated net revenue for each of the three months ended September 28, 2019 and September 29, 2018, and a decrease of 0.2% and a decrease of 0.1% from total comparable store sales growth based on consolidated net revenue for the nine months ended September 28, 2019 and September 29, 2018, respectively.

Investors:

National Vision Holdings, Inc.
David Mann, CFA, Vice President of Investor Relations
(470) 448-2448
investor.relations@nationalvision.com

Media:

National Vision Holdings, Inc.
Kristina Gross, Director of Communications
(470) 448-2355
media@nationalvision.com